GAIN Capital Reports Fourth Quarter and Full Year 2015 Results

Fourth Quarter 2015
-Net revenue of $102.8 million
-Net income of $15.5 million
-Adjusted EBITDA of $21.5 million
-Earnings per diluted share of $0.32
-Adjusted earnings per share1 of $0.42

Full Year 2015
-Net revenue of $ 435.4 million
-Net income of $10.2 million
-Adjusted EBITDA1 of $80.5 million
-Earnings per diluted share of $0.22
-Adjusted earnings per share1 of $0.71

BEDMINSTER, N.J., March 15, 2016 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the fourth quarter and full year ended December 31, 2015.

Net revenue for fiscal year 2015 was $435.4 million, up from $369.2 million in fiscal year 2014.  Adjusted EBITDA for the year was $80.5 million, up from $74.7 million in 2014.  GAIN’s financial highlights for the three months and fiscal year ended December 31, 2015 are included in the chart below.

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2015	2014(2)	2015(2)	2014(2)
Net Revenue	$102.8	$115.2	$435.4	$369.2
Less: Acquisition contingent consideration adjustment	(2.3)	—	(6.7)	—
Adjusted Net Revenue	100.5	115.2	428.7	369.2
Operating Expenses	79.0	78.6	348.2	294.5
Adjusted EBITDA(1)	$21.5	$36.6	$80.5	$74.7
Adjusted EBITDA Margin %(1)	21%	32%	19%	20%

Net Income	$15.5	$22.5	$10.2	$24.9

GAAP EPS	$0.32	$0.51	$0.22	$0.53
Adjusted EPS(1)	$0.42	$0.56	$0.71	$0.72

_________________________________________
1See below for reconciliation of non-GAAP financial measures.
2As restated for 2014 and the first three quarters of 2015. See the Company’s Form 8-k filed on March 15, 2016 for additional information.

“This year reflects GAIN’s continued success in executing its strategy, particularly relating to the scaling and diversification of our retail business, while also growing our other business segments,” commented Glenn Stevens, CEO of GAIN Capital. “We successfully closed on the acquisition of City Index in Q2 and are seeing the benefits of the cost synergies reflected in our financial results. Our achievement of approximately $45 million in run-rate cost synergies by Q4 2016 will drive continued expansion in our operating margins,” continued Mr. Stevens. “This marks the first earnings release that GAIN has disclosed segment reporting which provides a comprehensive picture of the results and profitability of each of GAIN’s business lines and, as a result, greater transparency regarding the value of the enterprise,” concluded Mr. Stevens.

Retail Segment
In the fourth quarter of 2015, GAIN’s retail segment generated net revenue of $82.8 million and adjusted EBITDA of $24.8 million, reflecting a margin of 30%.

For the fiscal year ended December 31, 2015, the retail segment generated net revenue of $351.5 million and adjusted EBITDA of $94.3 million, reflecting a margin of 27%.

Average daily retail trading volume was $12.5 billion in the fourth quarter of 2015, down 1% from $12.6 billion in the fourth quarter of 2014 and $15.4 billion in fiscal year 2015, up 39% from $11.1 billion in the previous year.

Institutional Segment
In the fourth quarter of 2015, GAIN’s institutional segment generated net revenue of $7.4 million and adjusted EBITDA of $2.1 million, reflecting a margin of 28%.

For the fiscal year ended December 31, 2015, the institutional segment generated net revenue of $35.1 million and adjusted EBITDA of $10.1 million, reflecting a margin of 29%.

Average daily trading volume on the ECN and for the Swap Dealer was $6.4 billion and $2.8 billion, respectively, in the fourth quarter of 2015 and $7.2 billion and $3.1 billion, respectively, in fiscal year 2015.

Futures Segment
In the fourth quarter of 2015, GAIN’s futures segment generated net revenue of $10.9 million and adjusted EBITDA of $0.7 million, reflecting a margin of 6%.

For the fiscal year ended December 31, 2015, the futures segment generated net revenue of $45.8 million and adjusted EBITDA of $3.9 million, reflecting a margin of 9%.

Average daily futures contracts were 31,476 in the fourth quarter of 2015 and 34,356 in fiscal year 2015.

Capital Return and Dividend
In the fourth quarter, GAIN repurchased 388,095 shares at an average price of $7.57. For the year, GAIN repurchased 654,362 shares at an average price of $7.76.

GAIN’s Board of Directors declared a quarterly cash dividend of $0.05 per share of the Company’s common stock. The dividend is payable on March 29, 2016 to shareholders of record as of the close of business March 25, 2016.

February Operating Metrics
Retail Metrics

•	OTC average daily volume[1] of $13.2 billion, a decrease of 17.4% from January 2016 and an increase of 7.7% from February 2015.[2]

•	OTC trading volume[1] of $276.3 billion, a decrease of 13.3% from January 2016 and an increase of 13.1% from February 2015.[3]

•	Active OTC accounts[4] of 143,673, a decrease of 0.1% from January 2016 and an increase of 47.9% from February 2015.[5]

•	Futures average daily contracts of 36,993, a decrease of 13.5% from January 2016 and 0.9% from February 2015.

•	Futures contracts of 739,859, a decrease of 8.9% from January 2016 and an increase of 4.3% from February 2015.

Institutional Metrics

•	ECN average daily volume[1] of $8.3 billion, a decrease of 12.1% from January 2016 and an increase of 25.0% from February 2015.

•	ECN volume[1] of $174.0 billion, a decrease of 7.7% from January 2016 and an increase of 31.3% from February 2015.

•	Swap Dealer average daily volume[1] of $3.0 billion, an increase of 4.5% from January 2016 and a decrease of 3.0% from February 2015.

•	Swap Dealer volume[1] of $64.0 billion, an increase of 9.7% from January 2016 and 1.9% from February 2015.

_________________________________________
1US dollar equivalent of notional amounts traded.
2OTC average daily volume decreased 18.3% from February 2015 on a pro forma basis (simple pro forma addition of GAIN and City Index).
3OTC trading volume decreased 14.1% from February 2015 on a pro forma basis (simple pro forma addition of GAIN and City Index).
4OTC accounts that executed a transaction during the last 12 months.
5Active OTC accounts decreased 5.4% from February 2015 on a pro forma basis (simple pro forma addition of GAIN and City Index).

Conference Call
GAIN will host a conference call March 15, 2016 at 8.00 a.m. ET. Participants may access the live call by dialing +1.888.349.0112 (US Domestic), or +1.412.317.6001 (International). Please let the operator know you would like to join the GAIN Capital call.

A live audio webcast of the call, as well as a PDF copy of the earnings presentation, will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com).

An audio replay will be made available for one month starting approximately one hour after the call by dialing +1.877.344.7529 from the U.S. or +1.412.317.0088 from abroad, and entering the passcode 10081891#.

For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
+1 908.731.0737
ir@gaincapital.com
Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Restatement of Certain Financial Information

We have determined that there were errors in the manner in which we accounted for income taxes as of and for the years ended December 31, 2014 and 2013 and for certain quarters of 2015.  These errors related primarily to the manner in which certain intercompany payables and receivables among our domestic and overseas subsidiaries were treated for tax purposes during the impacted periods. The financial information of GAIN Capital for these periods included herein has been restated to reflect the correction of these errors.  In addition, certain other adjustments, previously determined to be immaterial individually and in the aggregate, have also been corrected in the restated financial information.  For more information regarding the restatement, please see our Current Report on Form 8-K, as filed with the SEC on March 15, 2016.

Condensed Consolidated Statements of Income
In millions except share data
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014(1)	2015(1)	2014(1)
REVENUE:
Retail revenue	$81.6	$97.7	$347.5	$292.8
Institutional revenue	7.2	9.1	33.8	34.5
Futures revenue	10.6	8.6	45.4	36.2
Other revenue(2)	3.3	(0.3)	8.5	4.9
Total non-interest revenue	102.7	115.1	435.2	368.4
Interest revenue	0.3	0.3	1.2	1.4
Interest expense	0.2	0.2	1.0	0.6
Total net interest revenue	0.1	0.1	0.2	0.8
Net revenue	$102.8	$115.2	$435.4	$369.2
OPERATING EXPENSES:
Employee compensation and benefits	$24.9	$28.0	$106.6	$99.2
Selling and marketing	6.8	4.1	27.2	20.2
Referral fees	18.8	25.2	103.5	91.0
Trading expenses	7.8	6.0	31.9	26.2
General and administrative	14.8	10.4	55.1	38.6
Depreciation and amortization	3.5	1.4	11.1	6.6
Purchased intangible amortization	5.9	3.2	16.5	8.1
Communications and technology	4.8	3.9	18.9	15.6
Bad debt provision	1.1	1.0	7.5	3.7
Acquisition expenses	0.1	2.0	2.8	3.5
Restructuring expenses	1.5	0.2	3.5	2.3
Integration expenses	10.0	0.8	33.1	2.5
Impairment on investment	—	0.1	—	0.1
Total operating expenses	100.0	86.3	417.7	317.6
Operating profit	2.8	28.9	17.7	51.6
Interest on long term borrowings	2.6	1.8	9.2	6.1
Income before income tax expense/(benefit)	0.2	27.1	8.5	45.5
Income tax (benefit)/expense	(15.6)	4.2	(3.4)	19.2
Net Income	15.8	$22.9	$11.9	$26.3
Net income attributable to non-controlling interests	0.3	$0.4	$1.7	$1.4
NET INCOME APPLICABLE TO GAIN CAPITAL HOLDINGS, INC.	$15.5	$22.5	$10.2	$24.9
Earnings per common share(3):
Basic	$0.32	$0.54	$0.22	$0.56
Diluted	$0.32	$0.51	$0.22	$0.53
Weighted averages common shares outstanding used in computing earnings per share:
Basic	48,902,186	41,506,205	47,601,979	40,561,644
Diluted	49,379,362	43,684,324	48,379,051	43,214,895

_____________________________
1 As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-K filed on March 15, 2016 for additional information.
2 Net revenue includes $2.3 million in Q4 2015 and $6.7 million in FY 2015 arising from a fair value adjustment to the contingent consideration of a prior period acquisition.
3 Earnings per share includes an adjustment for the redemption value of the NCI put option.

Condensed Consolidated Balance Sheet
In millions
(unaudited)

	December 31,	December 31,
	2015	2014(1)
ASSETS:
Cash and cash equivalents	$171.9	$139.4
Cash and securities held for customers	920.6	759.6
Receivables from brokers	121.2	134.9
Prepaid assets	7.8	2.5
Property and equipment - net of accumulated depreciation	30.4	18.8
Intangible assets, net of accumulated amortization	91.5	60.8
Goodwill	34.0	33.5
Other assets	47.4	33.8
Total assets	$1,424.8	$1,183.3
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customers	920.6	759.6
Accrued compensation & benefits	12.4	16.9
Accrued expenses and other liabilities	51.6	76.2
Income tax payable	1.1	1.0
Convertible senior notes	122.0	68.3
Total liabilities	$1,107.7	$922.0
Redeemable non-controlling interests	11.0	11.3
Shareholders' Equity	$306.1	$250.0
Total liabilities and shareholders' equity	$1,424.8	$1,183.3

_____________________________
1 As restated for 2014. See the Company's Form 8-K filed on March 15, 2016 for additional information.

GAIN CAPITAL HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	For the Fiscal Years Ended December 31,
	2015(1)	2014(1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,939	$26,310
Adjustments to reconcile net income to cash provided by / (used for) operating activities
Loss / (Gain) on foreign currency exchange rates	2,432	(1,618)
Depreciation and amortization	27,660	14,690
Integration Costs	26,827	1,162
Deferred taxes	(12,355)	5,108
Amortization of deferred financing costs	354	354
Bad debt provision	7,463	3,699
Impairment of cost method investment	—	50
Convertible senior note discount amortization	3,624	2,150
Gain on extinguishment of debt	—	—
Stock compensation expense	3,680	3,452
Adjustment to fair value of contingent Consideration	(6,722)	—
Changes in operating assets and liabilities:	11,257	82,764
Cash provided by / (used for) operating activities	76,159	138,121
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(19,676)	(8,759)
Sale of treasury bills	—	614
Intangible asset purchases	—	(12,400)
Funding of acquisitions, net of cash acquired	(3,258)	(14,918)
Cash received relating to acquisitions	7,612	—
Purchase of investment	(759)	—
Cash used for investing activities	(16,081)	(35,463)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contractual payments for acquisition	(13,892)	—
Proceeds from issuance of convertible senior note, net	—	—
Principal payment on notes payable	—	—
Proceeds from exercise of stock options	2,386	2,087
Proceeds from employee stock purchase plan	789	740
Purchase of treasury stock	(5,088)	(1,250)
Tax benefit from employee stock option exercises	1,140	1,221
Dividend payments	(9,530)	(8,139)
Distributions to non-controlling interest holders	(1,643)	(597)
Cash (used for) / provided by financing activities	(25,838)	(5,938)
Effect of exchange rate changes on cash and cash equivalents	(1,704)	2,760
INCREASE IN CASH AND CASH EQUIVALENTS	32,536	99,480
CASH AND CASH EQUIVALENTS—Beginning of year	139,351	39,871
CASH AND CASH EQUIVALENTS—End of year	171,887	139,351

_____________________________
1 As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-K filed on March 15, 2016 for additional information.

(*) Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted EPS
Adjusted net income is a non-GAAP financial measure and represents our net income excluding restructuring, acquisition and integration related expenses, adjustment to fair value of contingent consideration and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net income assists investors in evaluating our operating performance. However, because adjusted net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income to Adjusted Net Income and Adjusted EPS
In millions, except per share data
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014(1)	2015(1)	2014(1)
Net income applicable to Gain Capital Holdings Inc.	$15.5	$22.5	$10.2	$24.9
Add Back, net of tax:
Acquisition costs	0.1	1.4	2.2	2.5
Restructuring	—	0.1	2.7	1.7
Integration costs	6.5	0.6	21.5	1.8
Adjustment to fair value of contingent consideration	(1.5)	—	(4.4)	—
Bad debt related to SNB event in January of 2015	—	—	2.0	0.1
Adjusted net income	$20.6	$24.6	$34.2	$31.0

Basic	$0.42	$0.59	$0.72	$0.76
Diluted	$0.42	$0.56	$0.71	$0.72
Weighted averages common shares outstanding used in computing earnings per common share
Basic	48,902,186	41,506,205	47,601,979	40,561,644
Diluted	49,379,362	43,684,324	48,379,051	43,214,895

_____________________________
1 As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-K filed on March 15, 2016 for additional information.

(*) Reconciliation of Cash from Operating Activities and Free Cash Flow per Share
The table set forth below provides information regarding our total available liquidity as of December 31, 2015 and as of December 31, 2014. We use this non-GAAP measure to evaluate our business operations and our ability to continue to grow our business, including through acquisitions (amounts in millions):

	Fiscal Year Ended Dec 31,
	2015(1)	2014(1)
Cash Flow from Operations	$76.2	$138.1
Less: Capital Expenditures	(19.7)	(8.8)
Free Cash Flow	$56.5	$129.3
Free Cash Flow per Share	$1.17	$2.99

Diluted Shares Outstanding	48,379,051	43,214,895

____________________________
1 As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-K filed on March 15, 2016 for additional information.

Reconciliation of GAAP Net Income to Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation and amortization, purchased intangible amortization, restructuring, acquisition and integration-related expenses, non-controlling interest, adjustment to fair value of contingent consideration and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Reconciliation of GAAP Net Income to Adjusted EBITDA
In millions
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014(1)	2015(1)	2014(1)
Net revenue	$102.8	$115.2	$435.4	$369.2
Less: Acquisition contingent consideration adjustment	(2.3)	—	(6.7)	—
Core net revenue	100.5	115.2	428.7	369.2
Net income applicable to Gain Capital Holdings Inc.	15.5	22.5	10.2	24.9
Net income margin %	15%	20%	2%	7%

Net income	15.5	22.5	10.2	24.9
Depreciation and amortization	3.5	1.4	11.1	6.6
Purchased intangible amortization	5.9	3.2	16.5	8.1
Interest expense	2.6	1.8	9.2	6.1
Income tax expense	(15.6)	4.2	(3.4)	19.2
Acquisition expense	0.1	2.0	2.8	3.5
Restructuring	1.5	0.2	3.5	2.3
Integration	10.0	0.8	33.1	2.5
Acquisition contingent consideration adjustment	(2.3)	—	(6.7)	—
Bad debt related to SNB event in January of 2015	—	—	2.5	—
Net income attributable to non-controlling interest	0.3	0.4	1.7	1.4
Other non-recurring items	—	0.1	—	0.1
Adjusted EBITDA	$21.5	$36.6	$80.5	$74.7
Adjusted EBITDA Margin	21%	32%	19%	20%

____________________________
1 As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-K filed on March 15, 2016 for additional information.

Segment Information:
ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. The Company’s operations relate to global trading services and solutions. Based on the Company’s management strategies, and common production, marketing, development and client coverage teams, the Company has concluded that it operates in three operating segments: Retail Segment, Institutional Segment and Futures Segment.

Retail

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014(1)	2015(1)	2014(1)
Revenue	$82.8	$97.0	$351.5	$296.9
Employee Comp & Ben	16.2	17.2	67.5	62.0
Marketing	6.5	3.9	26.1	19.6
Referral Fees	14.6	20.8	87.2	78.6
Other Operating Exp	20.7	12.7	76.4	51.6
ADJUSTED EBITDA	$24.8	$42.4	$94.3	$85.1
% Margin	30%	44%	27%	29%

Institutional

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014(1)	2015(1)	2014(1)
ECN	$4.6	$5.5	$22.4	$19.3
Swap Dealer	2.8	3.8	12.6	16.2
Other	—	—	0.1	—
Total Revenue	7.4	9.3	35.1	35.5

Employee Comp & Ben	3.1	4.0	15.3	14.0
Marketing	—	—	0.1	0.1
Other Operating Exp	2.2	2.7	9.6	10.9
EBITDA	$2.1	$2.6	$10.1	$10.5
% Margin	28%	28%	29%	30%

____________________________
1 As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-K filed on March 15, 2016 for additional information.

Futures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015(1)	2014(1)	2015(1)	2014(1)
Revenue	$10.9	$10.5	$45.8	$36.0
Employee Comp & Ben	2.4	2.6	10.6	8.9
Marketing	0.2	0.1	0.9	0.5
Referral Fees	4.2	4.4	16.4	12.4
Other Operating Exp	3.4	3.2	14.0	11.6
EBITDA	$0.7	$0.2	$3.9	$2.6
% Margin	6%	2%	9%	7%

Corporate and Other

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014(1)	2015(1)	2014(1)
Revenue(2)	$(0.7)	$(1.6)	$(3.7)	$0.8
Employee Comp & Ben	2.9	4.3	13.1	14.4
Other Operating Exp	2.5	2.8	11.0	10.0
EBITDA	$(6.1)	$(8.7)	$(27.8)	$(23.6)
% Margin	n/a	n/a	n/a	n/a

___________________________
1 As restated for 2014 and the first three quarters of 2015. See the Company's Form 8-K filed on March 15, 2016 for additional information.
1 Excludes impact of acquisition consideration adjustment of $2.3 million and $6.7 million in Q4 2015 and FY 2015, respectively.

Forward-Looking Statements:
The forward-looking statements contained herein include, without limitation, statements relating to GAIN Capital’s and/or City Index (Holdings) Limited (“City Index”) expectations regarding the opportunities and strengths of the combined company created by the business combination, anticipated cost and revenue synergies, the strategic rationale for the business combination, including expectations regarding product offerings, growth opportunities, value creation, and financial strength. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that GAIN Capital or City Index will realize these expectations or that these beliefs will prove correct. In addition, a variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on March 16, 2015 (as updated or supplemented by the information set forth in GAIN Capital's annual report on Form 10-K for the year ended December 31, 2015, which is expected to be filed on March 15, 2016), and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.